Exhibit 99.2


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For Immediate Release

Contact:   Richard A. Santa
           Vice President and Chief Financial Officer
           Dynamic Materials Corporation
           303-604-3938



                   DMC ANNOUNCES CHANGE IN BOARD OF DIRECTORS

(Boulder, CO - November 10, 2004) Dynamic Materials Corporation, (Nasdaq: BOOM), "DMC", today announced that its Board of Directors, at a meeting held on November 5, 2004, accepted the resignation of Yves Charvin as a director and elected Michel Rieusset to fill the resultant Board vacancy. Mr. Rieusset recently replaced Mr. Charvin as in house general counsel for Groupe SNPE after Mr. Charvin terminated his employment with Groupe SNPE. Groupe SNPE owns a 54% interest in DMC through a U.S. subsidiary, SNPE, Inc.

Based in Boulder, Colorado, Dynamic Materials Corporation is a leading metalworking company, and its products include explosion bonded clad metal plates and other metal fabrications for the petrochemical, chemical processing, power generation, commercial aircraft, defense and a variety of other industries.

              For more information on Dynamic Materials Corporation visit the Company's web site at http://www.dynamicmaterials.com